EXHIBIT 10.16

RESTRICTED STOCK AWARD AGREEMENT
UNDER THE WENDY’S/ARBY’S GROUP, INC.
2010 OMNIBUS AWARD PLAN

RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), made as of _____________ __, 20__, by and between The Wendy’s Company (the “Company”) and __________ (“Participant”):

WHEREAS, the Company maintains the 2010 Omnibus Award Plan (the “Plan”) under which the Performance Compensation Subcommittee of the Company’s Board of Directors (the “Committee”) may, among other things, award shares of the Company’s Common Stock, $.10 par value (the “Common Stock”), to such eligible persons under the Plan as the Committee may determine, subject to terms, conditions, or restrictions as it may deem appropriate;

WHEREAS, pursuant to the Plan, the Committee has awarded to the Participant a restricted stock award conditioned upon the execution by the Company and the Participant of a Restricted Stock Agreement setting forth all the terms and conditions applicable to such award in accordance with Delaware law;

NOW, THEREFORE, in consideration of the mutual promises(s) and covenants(s) contained herein, it is hereby agreed as follows:

1. Defined Terms.  Except as otherwise specifically provided herein, capitalized terms used herein shall have the meanings attributed thereto in the Plan.

2. Award of Restricted Stock. Subject to the terms of the Plan and this Agreement, the Committee hereby awards to the Participant a restricted stock award (the “Restricted Stock Award”) on _____________ __, 20__ (the “Award Date”), covering _______ shares of Common Stock (the “Restricted Stock”).

3. Vesting.  Subject to the Participant’s continued employment with the Company and its subsidiaries (other than as set forth in Paragraph 6), all of the Restricted Stock shall vest and become nonforfeitable on the third anniversary of the Award Date (the “Vesting Date”).

4. Stock Certificates. The Restricted Stock shall be issued by the Company and shall be registered in the Participant’s name on the stock transfer books of the Company promptly after the date hereof in book-entry form subject to the Company’s directions and, if the Committee determines at any time that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, then the Participant shall be required to execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank), if applicable.

5. Transferability; Rights as Stockholder.  Prior to the vesting of Restricted Stock, (i) such Restricted Stock shall not be transferable by the Participant by means of sale, assignment, exchange, pledge, or otherwise; provided, however, that the Participant shall have the right to tender the Restricted Stock for sale or exchange with the Company's written consent in the event of any tender offer within the meaning of Section 14(d) of the Securities Exchange Act of 1934 and (ii) unless and until such Restricted Stock is forfeited pursuant to Paragraph 6, the Participant shall be entitled to all rights of a stockholder of the Company, including the right to vote the Restricted Stock; provided that (i) non-cash dividends and distributions in respect of such Restricted Stock shall be held by the Company in escrow and paid to the Participant if and when the Restricted Stock vests (and forfeited back to the Company if it does not) and (ii) cash dividends paid in respect of such Restricted Stock shall be withheld by the Company and paid to the Participant if and when the Restricted Stock vests (and forfeited back to the Company if it does not).

6. Effect of Termination of Employment.  If the Participant's employment with the Company or any of its subsidiaries terminates on account of the Participant’s death or Disability, the Restricted Stock Award, to the extent not already vested, shall immediately vest.  If the Participant’s employment is terminated without cause by the Company prior to the third anniversary of the Award Date, the Restricted Stock Award will vest on a prorated 36 month basis. The prorated number of shares that will vest will be computed by multiplying the number of restricted shares awarded by a fraction, the numerator of which is the number of whole or partial fiscal months from the date of the award to the termination date of the Participant and the denominator of which is 36, rounded to the nearest whole share. If the Company does not renew the Participant’s employment under the December 18, 2008 letter agreement (the “2008 Letter Agreement”) with the Company, all of the Restricted Stock Award will vest on the Participant’s last day of employment, if earlier than the third anniversary of the Award Date. Upon termination of the Participant's employment with the Company or any of its subsidiaries for any other reason, the Restricted Stock Award, to the extent not already vested, shall be forfeited, unless otherwise determined by the Committee in its sole discretion.  For purposes of this Agreement, “cause” shall mean “cause” as defined in the 2008 Letter Agreement.

7. Beneficiary.  The Participant may designate a beneficiary(ies) to receive the stock certificates representing shares of Restricted Stock that become vested and non-forfeitable upon the Participant’s death. The Participant has the right to change such beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective as of a date prior to such receipt.

8. Withholding Taxes; 83(b) Election. The Participant shall be required to pay to the Company, and the Company shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable in respect of the Restricted Stock or from any compensation or other amounts owing to the Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of the Restricted Stock, and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes. In addition, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required statutory withholding liability) by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable upon vesting of the Restricted Stock a number of shares with a Fair Market Value equal to such withholding liability. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

Notwithstanding the foregoing, the Participant may make an election pursuant to Section 83(b) of the Code in respect of the Restricted Stock and, if the Participant does so, the Participant shall pay to the Company an amount equal to the minimum required tax withholding immediately upon making such election, either in cash or in unrestricted shares of the Company’s Common Stock.  The Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.  The Participant shall be solely responsible for properly and timely completing and filing any such election.

9. Impact on Other Benefits.  The value of the Restricted Stock Award (either on the Award Date or at the time any Restricted Stock become vested and non-forfeitable) shall not be includable as compensation or earnings for purposes of the 2008 Letter Agreement or any other benefit or incentive plan offered by the Company or any of its subsidiaries.

10. Administration.  The Committee shall have full authority and discretion (subject only to the express provisions of the Plan) to decide all matters relating to the administration and interpretation of this Agreement. All such Committee determinations shall be final, conclusive, and binding upon the Company, the Participant, and any and all interested parties.

11.     Funding.  Dividends and distributions with respect to Restricted Stock payable under Section 5 of this Agreement to any person, shall be paid directly by the Company.  The Company shall not be required to fund or otherwise segregate assets to be used for payment of these amounts under the Plan, and all obligations of the Company with respect to such amounts under the Plan shall remain subject to the claims of its general creditors.

12. Right to Continued Employment.  This grant does not constitute an employment contract. Nothing in the Plan or this Agreement shall be deemed to be a modification or waiver of the terms and conditions set forth in the 2008 Letter Agreement.

13.     Clawback. Notwithstanding anything to the contrary contained herein, in the event of a material restatement of the Company’s issued financial statements, the Committee shall review the facts and circumstances underlying the restatement (including, without limitation any potential wrongdoing by the Participant and whether the restatement was the result of negligence or intentional or gross misconduct) and may in its sole discretion direct the Company to recover all or a portion of the Restricted Stock or any gain realized on the vesting of the Restricted Stock or the subsequent sale of Common Stock acquired upon vesting of the Restricted Stock with respect to any fiscal year in which the Company’s financial results are negatively impacted by such restatement.  If the Committee directs the Company to recover any such amount from the Participant, then the Participant agrees to and shall be required to repay any such amount to the Company within 30 days after the Company demands repayment.  In addition, if the Company is required by law to include an additional “clawback” or “forfeiture” provision to outstanding awards, then such clawback or forfeiture provision shall also apply to the Restricted Stock as if it had been included on the date of grant and the Company shall promptly notify the Participant of such additional provision.  In addition, if a court determines that the Participant has engaged or is engaged in Detrimental Activities after the Participant’s employment or service with the Company or its subsidiaries has ceased, then the Participant, within 30 days after written demand by the Company, shall return the Restricted Stock or any gain realized on the vesting of the Restricted Stock or the subsequent sale of Common Stock acquired upon vesting of the Restricted Stock.

14. Bound by Plan.   The Restricted Stock Award has been granted subject to the terms and conditions of the Plan, a copy of which has been provided to the Participant and which the Participant acknowledges having received and reviewed. Any conflict between this Agreement and the Plan shall be decided in favor of the provisions of the Plan. Any conflict between this Agreement and the terms of the 2008 Letter Agreement shall be decided in favor of the provisions of the 2008 Letter Agreement. This Agreement may not be amended, altered, suspended, discontinued, cancelled or terminated in any manner that would materially and adversely affect the rights of the Participant except by a written agreement executed by the Participant and the Company.

15.     Government and Other Regulations. The obligation of the Company to issue Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required, and applicable requirements of any securities exchange upon which the Company’s securities shall be listed.

16.    Electronic Delivery. By executing this Agreement, the Participant hereby consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by Securities and Exchange Commission rules. This consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant.

17. Force and Effect.  The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any on provision shall have no effect on the continuing force and effect of the remaining provisions.

18. Governing Law.   This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

19. Successors.  This Agreement shall be binding and inure to the benefit of the successors, assigns and heirs of the respective parties.

20. Notices.   Notices and communications under this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to The Wendy’s Company, 1155 Perimeter Center West, Atlanta, Georgia, 30338, Attn: Secretary, or any other address designated by the Company in a written notice to the Participant. Notices to the Participant will be directed to the address of the Participant then currently on file with the Company, or at any other address given by the Participant in a written notice to the Company.

21.     Section 409A.   If any provision of this Agreement could cause the application of an accelerated or additional tax under Section 409A of the Code upon the vesting or settlement of the Restricted Stock Award (or any portion thereof), such provision shall be restructured, to the minimum extent possible, in a manner determined by the Company (and reasonably acceptable to the Participant) that does not cause such an accelerated or additional tax. It is intended that this Agreement shall not be subject to Section 409A of the Code and this Agreement shall be interpreted accordingly.

       IN WITNESS WHEREOF, the parties have signed this Agreement as of the date hereof.

THE WENDY’S COMPANY

By: ______________________________

Participant:

__________________________